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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Consolidated Balance Sheet at            Filed
             September 30, 1998                       herewith
             (Unaudited, subject to adjustment)

   B1        Consolidated Statement of Income and     Filed
             Accumulated Deficit For the Quarter      herewith
             ended September 30, 1998
             (Unaudited, Subject to Adjustment)

   C1        Consolidated Statement of Cash Flows     Filed
             For the Quarter Ended September 30, 1998 herewith
             (Unaudited, Subject to Adjustment)

   B2        Consolidated Statement of Income and     Filed
             Accumulated Deficit For the Twelve       herewith
             Months ended September 30, 1998
             (Unaudited, Subject to Adjustment)

   C2        Consolidated Statement of Cash Flows     Filed
             For the Twelve Months September 30, 1998 herewith
             (Unaudited, Subject to Adjustment)